Exhibit 16.1

August 6, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Travelport Limited’s Form 8-K dated August 6, 2009, and have the following comments:

1)              We agree with the statements made in the first, second and third paragraphs.

2)              We have no basis which to agree or disagree with the statements made in the fourth and fifth paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP

Parsippany, New Jersey